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                                                                    EXHIBIT 99.1

                        SOUNDVIEW TECHNOLOGY GROUP, INC.
                            1700 EAST PUTNAM AVENUE
                             OLD GREENWICH CT 06870

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T
                                 March 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, SoundView Technology Group, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Arthur Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

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                                                      Very truly yours,

                                                      SOUNDVIEW TECHNOLOGY GROUP, INC.

                                                      /s/ JENNIFER M. FLEISSNER

                                                      Jennifer M. Fleissner
                                                      Principal and Chief Financial Officer
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